UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2017

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 557-4550

777 Alexander Road, Suite 100, Princeton, NJ 08540

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of U.S. Gold Corp. (the “Company”) was held on July 31, 2017 at 10:00 a.m. local time. At the Annual Meeting, a total of 7,345,229 shares, or 66.59%, of the Company’s common stock issued and outstanding as of the record date for the Annual Meeting were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter.

1) To elect four directors to serve until the 2018 annual meeting of stockholders.

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Edward Karr	4,625,753	0	30,042	2,689,434
Timothy Janke	4,623,709	275	31,811	2,689,434
James Dale Davidson	4,636,910	275	18,610	2,689,434
John Braca	4,636,906	275	18,614	2,689,434

The nominees were elected.

2) To ratify the appointment of Marcum LLP as the Company’s independent public accountant for the fiscal year ending April 30, 2018.

Votes For	Votes Against	Abstain	Broker Non-Votes
7,210,553	121,488	13,188	0

The appointment was ratified.

3) To approve the compensation of the Company’s named executive officers (Say-on-Pay).

Votes For	Votes Against	Abstain	Broker Non-Votes
4,591,070	46,186	18,369	2,689,434

The compensation was approved.

4) To approve the Company’s 2017 Equity Incentive Plan, including the reservation of 1,650,000 shares of common stock thereunder.

Votes For	Votes Against	Abstain	Broker Non-Votes
4,552,004	76,360	25,242	2,691,623

The 2017 Equity Incentive Plan was approved.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. GOLD, INC.

Dated: August 3, 2017	/s/ Edward M. Karr
Edward M. Karr
Chief Executive Officer